Exhibit 32.1

Certification of the Chief Executive Officer and the Principal Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Code of 2002

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of Certified Technologies Corporation (“Certified”), that, to his knowledge, the Annual Report of Certified on Form 10-K for the year ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Certified.

Dated:  July 14, 2008

/s/ Guosheng Xu
                                                                Guosheng Xu, Chief Executive Officer

                                                                /s/ Guosheng Xu
                                                                Guosheng Xu, Acting Principal Financial Officer